UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

April 26, 2021

Date of Report (Date of earliest event reported)

TSS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33627	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Old Settlers Road
Round Rock, Texas		78664
(Address of principal executive offices)		(Zip Code)

(512) 310-1000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of this Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of  the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the  extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2021, Daniel J. Phelps tendered to TSS, Inc. (the “Company”) his letter of resignation from the board of directors of the Company, effective immediately. Mr. Phelps’ decision to resign as a director of the Company was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

On April 27, 2021, Gerard J. Gallagher informed the Company that he will not stand for re-election to the board of directors of the Company at the 2021 Annual Meeting of Stockholders. As a result of Mr. Gallagher’s decision, his term as a director will expire at the 2021 Annual Meeting of Stockholders. Mr. Gallagher’s decision not to stand for re-election as a director of the Company was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

On April 27, 2021, Richard M. Metzler, age 68, was appointed to the board of directors of the Company. He will serve on the Audit Committee and Compensation Committee of the Company’s board of directors. Mr. Metzler will serve as a Class I director for a term expiring at the 2021 Annual Meeting of Stockholders. The board of directors of the Company has nominated Mr. Metzler for election at the 2021 Annual Meeting of Stockholders for a term of three years to serve until the 2024 Annual Meeting of Stockholders, and until his successor is elected and qualified, or until his earlier death, resignation, or removal.

Since 2018, Mr. Metzler has served as the Chief Executive Officer of Lone Star Overnight, LLC, a third-party delivery services provider, and, since January 2021, has also served as the Chief Executive Officer of Ocelot Acquisition Corporation I, a special-purpose acquisition company. Mr. Metzler has over 25 years of senior leadership experience within the logistics industry, specifically within parcel, freight, third-party logistics, and e-commerce. Prior to his role at Lone Star Overnight, LLC, Mr. Metzler served as the Chief Marketing Officer at Austin-based uShip, Inc., an online marketplace for shipping services, from 2013 to 2018. Previously, Mr. Metzler has held leadership roles including Vice President of FedEx Logistics, CEO of APL Logistics, Executive Vice President at DHL, and Chief Commercial Officer at Greatwide Logistics. Since 2017, Mr. Metzler has served as the Chairman of the board of directors and as a member of the compensation committee for iGPS Logistics, a private company. Mr. Metzler has also worked extensively with private equity, debt financing, venture capital, and as a senior leader in portfolio companies advising on investments and divestitures.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSS, INC.

By:	/s/ John K. Penver
John K. Penver
Chief Financial Officer

Date: April 30, 2021